As filed with the Securities and Exchange Commission on November 8, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADMA Biologics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8731	56-2590442
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

465 State Route 17

Ramsey, New Jersey 07446

(201) 478-5552

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Adam S. Grossman

President and Chief Executive Officer

ADMA Biologics, Inc.

465 State Route 17

Ramsey, New Jersey 07446

(201) 478-5552

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

David C. Schwartz, Esq. DLA Piper LLP (US) 51 John F. Kennedy Parkway, Suite 120 Short Hills, New Jersey 07078 (973) 520-2550	Ivan Blumenthal, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C. 666 Third Avenue New York, New York 10017 (212) 935-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.☒ File No. 333-220910

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common Stock, $0.0001 par value per share	$6,900,000	$860

(1)       Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)       The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended. The registrant previously registered an aggregate of $35,075,000 of its common stock, $0.0001 par value per share, on the registrant’s Registration Statement on Form S-1 (File No. 333-220910) declared effective on November 8, 2017, for which a filing fee of $4,370 was paid. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $6,900,000 is hereby registered.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with respect to the registration of $6,900,000 of additional shares of common stock, $0.0001 par value per share, of ADMA Biologics, Inc. (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-220910) (the “Prior Registration Statement”), initially filed by the registrant on October 11, 2017 and declared effective by the Securities and Exchange Commission (the “Commission”) on November 8, 2017. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

EXHIBIT INDEX

All exhibits filed with or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description
5.1	Legal Opinion of DLA Piper LLP (US).

23.1	Consent of CohnReznick LLP.

23.2	Consent of CohnReznick LLP.

23.3	Consent of Rödl Langford de Kock LLP.

23.4	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature pages to the Registration Statement on Form S-1 filed on October 11, 2017 (File No. 333-220910) and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Borough of Ramsey, State of New Jersey on November 8, 2017.

ADMA BIOLOGICS, INC.

By:	/s/ Adam S. Grossman
Adam S. Grossman
President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on the date listed below.

Signature	Capacity	Date

/s/ Adam S. Grossman	President and Chief Executive Officer	November 8, 2017
Adam S. Grossman	(Principal Executive Officer)

/s/ Brian Lenz	Vice President and Chief Financial Officer	November 8, 2017
Brian Lenz	(Principal Financial Officer and
Principal Accounting Officer)

*	Chairman of the Board of Directors	November 8, 2017
Steven A. Elms

*	Vice Chairman of the Board of Directors	November 8, 2017
Dr. Jerrold B. Grossman

*	Director	November 8, 2017
Bryant E. Fong

*	Director	November 8, 2017
Dov A. Goldstein, M.D.

*	Director	November 8, 2017
Lawrence P. Guiheen

*	Director	November 8, 2017
Eric I. Richman

*	Director	November 8, 2017
Dr. Bernhard Ehmer

*By:	/s/ Adam S. Grossman
Adam S. Grossman
Attorney-in-fact